Exhibit 99.2

Subject: Postponement of Record Date and Stockholder Meeting Date for Sale of OEM Business

Dear Colleagues,

The transaction for the sale of the OEM business is still targeted to close in the second quarter of 2020, subject to meeting all customary closing conditions and receiving approval from RTI’s shareholders. Today, we announced our decision to postpone the record date and stockholder meeting date for this transaction; the new dates will be determined soon. In the meantime, we continue to make progress on ensuring both the Spine and OEM businesses are well-positioned for continuity, autonomy and future growth.

We expect to have more information to share in March on key topics such as org charts for both companies, confirmation and clarity on employee benefit programs and a new company name for Spine.

Thank you again for all you have done over to get us to this point in RTI’s transformation. We have much to look forward to as we progress throughout the year.

Sincerely,

Camille

Important Additional Information and Where to Find It

In connection with the proposed transaction, RTI Surgical Holdings, Inc. (the “Company”) will file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting related to the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE ENCOURAGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN SUCH DOCUMENTS BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the proxy statement and other relevant materials filed by the Company with the SEC free of charge at the SEC’s website, www.sec.gov, from the Company at its website, www.rtix.com, or by contacting the Company’s Investor Relations at (847) 530-0249.

Participants in Solicitation

The Company and its respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information concerning the Company’s participants is set forth in the proxy statement, filed March 25, 2019, for the Company’s 2019 annual meeting of stockholders as filed with the SEC on Schedule 14A. Additional information regarding the interests of such participants in the solicitation of proxies in respect of the proposed transaction will be included in the proxy statement and other relevant materials to be filed with the SEC when they become available.

Forward-Looking Statements

This Current Report contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on RTI Surgical Holdings, Inc.’s (the “Company”) current expectations, estimates and projections about our industry, our management’s beliefs and certain assumptions made by our management. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, except for historical information, any statements made in this communication about anticipated financial or operating results, the Company’s plans, objectives, expectations or intentions, the expected timing of completion of the proposed transaction also are forward-looking statements. Many factors could affect our actual financial results and cause them to vary materially from the expectations contained in the forward-looking statements, including those set forth in this document. These statements are not guarantees of future performance and are subject to risks and uncertainties. These risks and uncertainties include, among other things: (a) the risk that the Company may be unable to obtain shareholder approval for the proposed transaction or that the Company or Montagu may be unable to obtain regulatory approvals required for the proposed transaction, or required regulatory approvals may delay the proposed transaction; (b) the risk that a condition to the closing of the proposed transaction may not be satisfied; (c) the risk that the occurrence of an event that could give rise to termination of the definitive agreement; (d) the risk that shareholder litigation in connection with the proposed transaction may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; (e) the timing to consummate the proposed transaction; (f) the effect of the announcement or disruption from the proposed transaction making it more difficult to retain and hire key personnel and maintain relationships with customers, suppliers and other third parties; (g) the diversion of management time and attention on the proposed transaction; (h) general worldwide economic conditions and related uncertainties; (i) the effect and timing of changes in laws or in governmental regulations; and (j) other risks described in our public filings with the Securities and Exchange Commission (the “SEC”). Our actual results may differ materially from the anticipated results reflected in these forward-looking statements. Copies of the Company’s SEC filings may be obtained by contacting the Company or the SEC or by visiting the Company’s website at www.rtix.com or the SEC’s website at www.sec.gov.